UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PHH MOVES FROM 7th to 4th LARGEST
RETAIL MORTGAGE ORIGINATOR
     Mt. Laurel, N.J., May 21, 2009 - PHH Corporation (NYSE: PHH) today announced that, for the first quarter of 2009, its subsidiary, PHH Mortgage Corporation (“PHH Mortgage”), was the fourth largest retail originator of residential mortgages as ranked by Inside Mortgage Finance.1 For the fourth quarter of 2008, Inside Mortgage Finance ranked PHH Mortgage as the seventh largest retail originator of residential mortgages.1
     Terry Edwards, president and chief executive officer of PHH Corporation, commented, “We are pleased to be among the top retail mortgage originators in the country. This ranking is a testament to our long-enduring decision to focus on traditional, conforming mortgage products and to avoid the toxic products that were a major cause of the credit crisis. We have emerged from the financial storm a stronger company that is well positioned to take advantage of future growth opportunities.”
About PHH Corporation
     Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States.1 Its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2009
Important Additional Information
     PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
     PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph.
###
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679